Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the incorporation in the registration statement on Form S-8 of Waste Services, Inc. (the “Registration Statement”) of our report dated February 11, 2004, on our audits of the consolidated financial statements of Florida Recycling Services, Inc. of Illinois and Subsidiary for the years ended December 31, 2003, 2002 and 2001 which appear in Capital Environmental Resource Inc.’s Current Report on Form 8-K filed on May 10, 2004 and June 9, 2004.

SHEPARD SCHWARTZ & HARRIS LLP

July 29, 2004.